                                                                    Exhibit 99.1

Contact:
Victor Chynoweth
Vice President, Finance
949-884-7304
vchynoweth@mti.com


       MTI TECHNOLOGY REPORTS FISCAL 2006 SECOND QUARTER FINANCIAL RESULTS

Irvine, CA, November 14, 2005 - MTI Technology Corporation (Nasdaq/Capital
Market: MTIC), a leading multi-national storage solutions and services company, today announced its financial results for the fiscal year 2006 second quarter, ended October 1, 2005.

Revenue for the quarter of $31.6 million was flat year-over-year, and declined 20% sequentially from $39.3 million in the prior quarter.

Net loss applicable to common shareholders for the quarter was $4.1 million or $0.12 per share compared to a net loss of $3.6 million or $0.10 per share for the preceding quarter and a net loss of $3.0 million or $0.09 per share for the same quarter of the prior fiscal year. Net loss applicable to common shareholders for the current quarter included $635,000 of costs associated with the amortization of a beneficial conversion feature and dividends payable on Series A securities.

Operating loss for the quarter was $3.5 million, in line with preliminary results announced October 11, 2005. This compares to an operating loss of $2.1 million in the prior quarter and $2.4 million in the same quarter of fiscal 2005.

Gross margin for the second quarter was 20.2% compared to 20.5% in the prior quarter and 22.9% in the prior year period. Product margins improved to 20.0% compared to 19.6% in the prior quarter and were down from 24.8% in the second quarter of fiscal 2005. As in the prior quarter, product margins were negatively affected by lower volume incentives. Service gross margins were 20.7%, down from 23.3% in the prior quarter and up from 18.2% in the same period of the prior year. The sequential decline was primarily attributable to reduced utilization of the professional services organization as a result of lower sales.

SG&A expense for the second quarter was $9.7 million compared to $9.3 million in the prior quarter and $9.6 million in the second quarter of fiscal 2005. SG&A expense for the second quarter included a one-time charge of $300,000 for a tax related matter in France.

As of October 1, 2005, the Company had $6.4 million in cash and cash equivalents. Cash net of debt declined by $2.9 million from the prior quarter due principally to funding the operating loss. Subsequent to quarter-end, capital resources were bolstered with the closing of the Series B equity financing, which netted approximately $19.3 million.

For the six months ended October 1, 2005, the Company reported total revenues of $71.0 million, an increase of 23.3% compared to $57.5 million for the comparable period of fiscal 2005. Product revenue was $51.3 million for the first six months of fiscal 2006, an increase of 29.7% compared to $39.5 million from the same period of the prior year. Service revenues for the first six months of fiscal 2006 were $19.7 million, a slight increase from $18.0 million from the same period of the prior year. Gross profit margin for the first six months of fiscal year 2006 was 20.4% compared to 23.0% in the same period last year. Net loss applicable to common shareholders for the first six months of fiscal 2006 was $7.8 million or $0.22 per share compared to $4.9 million or $0.14 per share in the same period last year.

Tom Raimondi, president and CEO of MTI stated, "Achieving profitability continues to be our focus and we will continue to refine our business model in an effort to accomplish that. We continue to believe MTI's value proposition addresses the needs of a large customer segment, which we believe will provide opportunity for profitability and growth."

Investor Conference Call

Management will discuss results followed by a question and answer session today, November 14, 2005 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). The call-in number is 866-700-6067, access code 68811232; international callers should dial 617-213-8834, access code 68811232. If you are unable to participate, a replay will be available for 48 hours, beginning at 4:00 p.m. Pacific Time today, November 14, 2005. The replay call-in number is 1-888-286-8010, access code 63465453. The replay for international callers is 617-801-6888, access code 63465453. A live and archived webcast of the conference call will be available on the MTI website at www.mti.com.

About MTI Technology

MTI is a leading multi-national provider of professional services and comprehensive data storage solutions for mid to large-size organizations. With more than 20 years of expertise as a storage technology innovator, MTI is uniquely qualified to assess, design, implement and support whole-office data storage and backup initiatives. As a strategic partner of EMC (NYSE: EMC), MTI offers the best data storage, protection and management solutions available today. By employing a strategic, consultative approach, MTI provides customers with a single point of contact that eliminates complexities while delivering operational efficiencies and competitive advantages. MTI currently serves more than 3,000 customers throughout North America and Europe. Visit www.mti.com for more information.

MTI is a registered trademark of MTI Technology Corporation (the "Company").

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include information regarding the Company's expectations, goals or intentions regarding the future, including but not limited to statements regarding the Company's future revenue levels, ability to achieve and maintain profitability and ability to grow. The actual results may differ materially from those described in any forward-looking statement. In particular, we cannot assure you that MTI will improve revenues or operating results, achieve profitability or grow within the expected time frame or at all. Important factors that may cause actual results to differ include competition, timing of customer orders, unanticipated expenses, currency movements, evolving technology, and the economy and other world events. Other important factors are set forth in the Company's periodic filings with the U.S. Securities and Exchange Commission, including its Form 10-K, as amended, for the year ended April 2, 2005. All forward-looking statements speak as of the date made and MTI undertakes no obligation to update any such statement.

                                      # # #

                           FINANCIAL TABLES TO FOLLOW

                           MTI TECHNOLOGY CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                        October 1,          April 2,
                                                                                           2005               2005
                                                                                        ---------          ---------
                                         ASSETS                                        (UNAUDITED)
Current assets:
  Cash and cash equivalents .....................................................        $   6,362         $  12,191
  Accounts receivable, less allowance for doubtful accounts and sales returns of $390 and $451 at October 1, 2005 and April 2, 2005,
    respectively ................................................................           29,648            33,866
  Inventories, net ..............................................................            3,325             3,723
  Prepaid expenses and other receivables ........................................            6,996             6,971
                                                                                         ---------         ---------
      Total current assets ......................................................           46,331            56,751

Property, plant and equipment, net ..............................................              390               708
Goodwill, net ...................................................................            5,184             5,184
Other ...........................................................................               50               223
                                                                                         ---------         ---------
                                                                                         $  51,955         $  62,866
                                                                                         =========         =========

                         LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Line of credit ................................................................        $   5,167         $   3,667
  Current portion of capital lease obligations ..................................               --                78
  Accounts payable ..............................................................           24,268            24,474
  Accrued liabilities ...........................................................            8,993             9,489
  Accrued restructuring charges .................................................            1,345             2,767
  Deferred revenue ..............................................................           10,117            14,020
                                                                                         ---------         ---------
      Total current liabilities .................................................           49,890            54,495

Deferred revenue ................................................................            3,656             3,695
                                                                                         ---------         ---------
      Total liabilities .........................................................           53,546            58,190
                                                                                         ---------         ---------

Series A redeemable convertible preferred stock, 567 shares issued and outstanding at October 1, 2005, net of discount of $7,300 and $7,955 at October
  1, 2005 and April 2, 2005, respectively .......................................            7,700             7,045

Commitments and contingencies ...................................................               --                --

Stockholders' deficit:
  Preferred stock, $.001 par value; authorized 5,000 shares; issued and outstanding 567 shares at October 1, 2005 and April 2, 2005,
    included in redeemable convertible preferred stock above ....................               --                --
  Common stock, $.001 par value; authorized 80,000 shares; issued and outstanding 35,556 and 35,159 shares at October 1, 2005 and
    April 2, 2005, respectively .................................................               36                35
  Additional paid-in capital ....................................................          145,447           145,345
  Accumulated deficit ...........................................................         (151,541)         (143,768)
  Accumulated other comprehensive loss ..........................................           (2,801)           (3,376)
  Deferred compensation .........................................................             (432)             (605)
                                                                                         ---------         ---------
      Total stockholders' deficit ...............................................           (9,291)           (2,369)
                                                                                         ---------         ---------
                                                                                         $  51,955         $  62,866
                                                                                         =========         =========

                           MTI TECHNOLOGY CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                  THREE MONTHS ENDED         SIX MONTHS ENDED
                                               ------------------------  ------------------------
                                               OCTOBER 1,   OCTOBER 2,   OCTOBER 1,   OCTOBER 2,
                                                  2005         2004         2005         2004
                                               -----------  -----------  -----------  -----------
Net product revenue .........................   $ 22,056     $ 22,320     $ 51,260     $ 39,523
Service revenue .............................      9,579        9,180       19,706       18,012
                                                --------     --------     --------     --------
  Total revenue .............................     31,635       31,500       70,966       57,535
                                                --------     --------     --------     --------

Product cost of revenue .....................     17,640       16,774       41,121       29,871
Service cost of revenue .....................      7,594        7,513       15,366       14,405
                                                --------     --------     --------     --------
  Total cost of revenue .....................     25,234       24,287       56,487       44,276
                                                --------     --------     --------     --------

  Gross profit ..............................      6,401        7,213       14,479       13,259
                                                --------     --------     --------     --------

Operating expenses:
  Selling, general and administrative .......      9,732        9,621       19,006       17,365
  Restructuring charges .....................        132            -        1,026            -
                                                --------     --------     --------     --------
      Total operating expenses ..............      9,864        9,621       20,032       17,365
                                                --------     --------     --------     --------

  Operating loss ............................     (3,463)      (2,408)      (5,553)      (4,106)
                                                --------     --------     --------     --------

Interest and other expense, net .............        (82)        (101)        (145)        (248)
Gain (loss) on foreign currency
  transactions ..............................         32           39         (808)          92
                                                --------     --------     --------     --------

Loss before income taxes ....................     (3,513)      (2,470)      (6,506)      (4,262)
Income tax expense ..........................          -            8           10            5
                                                --------     --------     --------     --------

  Net loss ..................................     (3,513)      (2,478)      (6,516)      (4,267)



Amortization of preferred stock
  discount ..................................       (335)        (203)        (655)        (280)
Dividend on preferred stock .................       (300)        (300)        (600)        (353)
                                                --------     --------     --------     --------

  Net loss applicable to common
    shareholders ............................   $ (4,148)    $ (2,981)    $ (7,771)    $ (4,900)
                                                ========     ========     ========     ========

Net loss per share:
  Basic and diluted .........................   $  (0.12)    $  (0.09)    $  (0.22)    $  (0.14)
                                                ========     ========     ========     ========

Weighted-average shares used in per
  share computations:
  Basic and diluted .........................     35,497       34,641       35,353       34,598
                                                ========     ========     ========     ========